UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2008

THE SINGING MACHINE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24968	95-3795478
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6601 Lyons Road, Bldg. A-7, Coconut Creek, Florida 33073
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (954) 596-1000

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Officers.

Effective August 1, 2008, the board of Directors of The Singing Machine Company (the “Company”) have appointed Mr. Gary Atkinson as Secretary of the Company. Gary Atkinson is the son of Carol Lau, Chairwoman of the Company’s Board of Directors, and interim Chief Financial Officer. There are no understandings or arrangements between Mr. Atkinson and any other person pursuant to which Mr. Atkinson was appointed as Secretary. Mr. Atkinson has not entered into a transaction, nor was there any proposed transaction between Mr. Atkinson and the Company at any time since the beginning of the Company’s last fiscal year. In addition, Mr. Atkinson retains his general duties as General Counsel for the Company.

Gary Atkinson

Mr. Atkinson is a licensed attorney in the State of Georgia and is currently seeking admission to the State Bar of Florida. He graduated from the University of Rochester with a Bachelors Degree in Economics and has been awarded a dual-degree J.D./M.B.A. from Case Western Reserve University School of Law and Weatherhead School of Management. He has been General Counsel for the Company since April 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SINGING MACHINE, COMPANY, INC.

Date: August 1, 2008	/s/ Anton Handal
Anton Handal Chief Executive Officer